
<ARTICLE> BD
<LEGEND>
This schedule contains summary financial information extracted from The
Ziegler Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       3,535,568
<RECEIVABLES>                                9,027,409
<SECURITIES-RESALE>                                  0<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                         50,906,600<F2>
<PP&E>                                       7,011,406
<TOTAL-ASSETS>                             111,409,832
<SHORT-TERM>                                18,673,704<F1><F3>
<PAYABLES>                                   7,705,318<F4>
<REPOS-SOLD>                                         0
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                                   0
<LONG-TERM>                                 28,821,355<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,544,030
<OTHER-SE>                                  48,612,868
<TOTAL-LIABILITY-AND-EQUITY>               111,409,832
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                           999,164
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>                6,294,020<F6>
<FEE-REVENUE>                                1,610,832
<INTEREST-EXPENSE>                             749,701
<COMPENSATION>                               5,197,257
<INCOME-PRETAX>                                  7,040<F7>
<INCOME-PRE-EXTRAORDINARY>                      49,240<F7>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   181,962<F8>
<EPS-PRIMARY>                                      .08<F8>
<EPS-DILUTED>                                      .08<F8>

<F1>Short-term investments includes some securities purchased under resale agreements.
<F2>Financial instruments includes securities inventory, investment in leases, notes receivable, and investment in and receivables from affiliates.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.
<F6>Revenue from investment banking activities also includes revenue from trading activities and commissions.
<F7>Includes only income from continuing operations.
<F8>Income from continuing and discontinued operations.

